UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2023, Edible Garden AG Incorporated (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, as underwriter (the “Representative”), for an underwritten public offering (the “Offering”) of an aggregate of 2,700,726 units (the “Units”) consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (each a “Warrant” and collectively, the “Warrants”) at an exercise price equal to $1.10 per share of Common Stock. The public offering price was $1.10 per Unit and the underwriters agreed to purchase 2,700,726 Units at an 7.0% discount to the public offering price. The Company granted the Representative a 45-day option to purchase up to an additional 405,108 shares of Common Stock and/or Warrants to purchase up to an additional 405,108 shares of Common Stock to cover over-allotments, if any. The gross proceeds from the Offering are approximately $3 million, or approximately $3.4 million if the Representative exercises in full its over-allotment option, before deducting underwriting discounts and commissions and other offering expenses. On September 7, 2023, the Representative partially exercised its over-allotment option to purchase 150,000 shares of Common Stock and 405,108 Warrants for gross proceeds of approximately $167,551. The Offering closed on September 8, 2023.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Representative, as a portion of the underwriting compensation payable to the Representative, warrants to purchase up to a total of 135,036 shares of Common Stock (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at $1.21 per share, are initially exercisable on the later to occur of (i) the effective date of an increase in our authorized shares of common stock in an amount sufficient to permit the exercise in full of the Representative’s Warrants or (ii) 180 days after September 7, 2023 and will expire five years after the initial exercise date. Pursuant to the customary FINRA rules, the Representative’s Warrants are subject to a lock-up agreement pursuant to which the Representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement.

The shares of Common Stock and Warrants were issued pursuant to a registration statement on Form S-1 (File No. 333-274080), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 18, 2023, as amended, which was declared effective on September 7, 2023. A final prospectus relating to the Offering was filed with the Commission on September 7, 2023.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters for losses, expenses and damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the underwriters may be required to make with respect to these liabilities.

Pursuant to the Underwriting Agreement, subject to certain exceptions described in the registration statement, the Company and each director and executive officer of the Company have agreed, for a period of 90 days after the closing of the Offering, not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of the Company’s Common Stock or securities convertible into Common Stock, without first obtaining the consent of the Representative.

Pursuant to the Underwriting Agreement, for a period of 12 months after the closing of the Offering, the Representative will have a right of first refusal to act as sole managing underwriter  and  sole book runner, sole placement agent and /or sole sales agent, for any and all future public and private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, adviser, finder or other person or entity in connection with such offering.

The Company entered into a Warrant Agency Agreement (the “Warrant Agreement”) with Equiniti Trust Company, LLC (“Equiniti”) as of September 7, 2023 pursuant to which Equiniti agreed to act as warrant agent with respect to the Warrants.

The foregoing summaries of the Underwriting Agreement, the Warrant, the Representative’s Warrant and the Warrant Agreement do not purport to be complete and are qualified in their entirety by such documents attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, each incorporated herein by reference.

Item 8.01 Other Events.

On September 7, 2023, the Company issued a press release announcing the pricing of the Offering. A Copy of the press release is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated September 7, 2023 between the Company and Maxim Group LLC
4.1	Form of Warrant dated September 8, 2023
4.2	Form of Representative’s Warrant dated September 8, 2023
4.3	Warrant Agency Agreement dated as of September 7, 2023 between the Company and Equiniti Trust Company, LLC
99.1	Pricing press release dated September 7, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: September 11, 2023	By:	/s/ Michael James
	Name:	Michael James
	Title:	Chief Financial Officer

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